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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2003

GREAT LAKES DREDGE & DOCK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-64687 (Commission File Number)	13-3634726 (I.R.S. Employer Identification No.)

2122 York Road Oak Brook, Illinois (Address of principal executive offices)	60523 (Zip Code)
(630) 574-3000 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

  (C)
  Exhibits:

  99.1
  Press Release dated December 1, 2003.

Item 9.    Regulation FD Disclosure.*

        On December 1, 2003, GLDD Merger Sub, Inc. ("GLDD") announced that, in connection with the previously announced acquisition of Great Lakes Dredge & Dock Corporation (the "Company") by affiliates (including GLDD) of Madison Dearborn Partners, LLC, a Chicago-based private equity firm, GLDD has commenced a cash tender offer relating to any and all of the $155 million outstanding aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2003, CUSIP No. 390606AB7 issued by the Company. A copy of the press release is attached hereto as Exhibit 99.1.

*
The information in this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

Dated: December 2, 2003	By:	/s/ DEBORAH A. WENSEL
	Name:	Deborah A. Wensel
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 1, 2003.

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  Item 7. Financial Statements and Exhibits.
  Item 9. Regulation FD Disclosure.
SIGNATURES
Exhibit Index